EXHIBIT 5.1

December 21, 2012

Agenus Inc.

3 Forbes Road

Lexington, MA 02421

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (as amended from time to time, and including the prospectuses contained therein and any prospectus supplement thereto, the “Registration Statement”) being filed by Agenus Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the following securities of the Company covered in a primary base offering, all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at a proposed aggregate maximum offering price not to exceed $150,000,000:

(i)	common stock, $0.01 par value per share (“Common Stock”);

(ii)	preferred stock, $0.01 par value per share (“Preferred Stock”);

(iii)	warrants to purchase shares of common stock, preferred stock and/or debt securities (the “Warrants”);

(iv)	debt securities consisting of debentures, notes, or other evidences of indebtedness (“Debt Securities”); and

(v)	units consisting of any combination of the foregoing securities (the “Units”).

In addition to the foregoing, there are being registered under the Registration Statement 10,000,000 shares of Common Stock that may be issued and sold under the Amended and Restated At Market Issuance Sales Agreement (the “Sales Agreement”), dated as of the date hereof, between the Company and MLV & Co. LLC.

In addition to the foregoing, there are being registered under the Registration Statement (i) 3,384,152 shares of Common Stock issuable upon the exercise of certain warrants, which are held by certain selling stockholders and (ii) 284,785 shares of Common Stock, which are held by certain selling stockholders (collectively, the “Selling Stockholders” and, such shares, the “Selling Shareholder Shares”) that may be sold by the Selling Stockholders from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

The Common Stock, Preferred Stock, Warrants, Debt Securities, Units and Selling Stockholder Shares are hereinafter collectively referred to as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectuses contained therein and any supplements thereto.

Agenus Inc.

December 21, 2012

The Securities may be issued pursuant to the Sales Agreement and one or more additional underwriting agreements, purchase agreements, subscription agreements or similar agreements between the Company and the underwriters or purchasers to be named in such later agreements (collectively, the “Purchase Agreements”).

The Debt Securities may be issued pursuant to an indenture between the Company and a trustee to be named in such indenture (the “Indenture”).

We have examined, and are familiar with, and have relied as to factual matters solely upon, the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation, the amended and restated by-laws of the Company, the minute books of the Company and originals of such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion. In our examination of documents, we have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or copies, the genuineness of all signatures, the legal capacity of all natural persons, and the completeness and accuracy of the corporate records of the Company provided to us. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be reliable and we have assumed that any Purchase Agreements, Indenture and other agreements related to the Securities or their offer, sale, issuance and resale (the “Related Agreements”) will be duly authorized, executed and delivered by all parties thereto other than the Company, assumptions which we have not independently verified. We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to a Purchase Agreement, an Indenture or any Related Agreements other than the Company. We have assumed that such agreements will be the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

We express no opinion with respect to the applicability of any law other than the state laws of the state of Delaware (without giving effect to conflicts of law principles).

Our opinion expressed in paragraph 5 below, insofar as it related to the Selling Stockholder Shares being fully paid, is based solely on an officer’s certificate of the Company, executed and delivered to us by an executive officer of the Company, confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares.

Agenus Inc.

December 21, 2012

Our opinions set forth below are qualified to the extent that they may be subject to or affected by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (b) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (c) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing and (d) general equitable principles. We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any such defenses may be subject to the discretion of a court.

We also express no opinion herein as to any provision of any agreement (a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (f) any provision of any agreement requiring the payment of interest on overdue interest, (g) which provides that the terms of any agreement may not be waived or modified except in writing or (h) relating to choice of law or consent to jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1. When the terms of the issuance and sale of the Common Stock or Preferred Stock, have been duly authorized by the Company, the designation, preferences, limitations and relative rights of the Preferred Stock have been established in accordance with the Company’s Amended and Restated Certificate of Incorporation, and the Common Stock or Preferred Stock has been duly issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable prospectus or prospectus supplement relating thereto, the Common Stock or Preferred Stock will be validly issued, fully paid and non-assessable.

2. When the terms of the Warrants and of their issuance and sale have been duly authorized by the Company, the applicable warrant agreement has been duly authorized, executed and delivered by the parties thereto and such Warrants have been duly executed and delivered in accordance with the applicable warrant agreement and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable prospectus or prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of the Company.

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December 21, 2012

3. When the terms of the Debt Securities and of their issuance and sale have been duly authorized by the Company and duly established in conformity with the Indenture, and the Debt Securities have been duly executed, authenticated and delivered in accordance with the Indenture against payment of the purchase price therefor, and issued and sold as contemplated in the Registration Statement and any applicable prospectus or prospectus supplement relating thereto, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. When the terms of the Units and of their issuance and sale have been duly authorized by the Company, the applicable Units have been duly authorized, executed and delivered by the parties thereto and such Units have been duly executed and delivered and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable prospectus or prospectus supplement relating thereto, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. The Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and nonassessable.

In rendering the opinions set forth above, we have assumed (i) that the Registration Statement will have become effective under the Securities Act, and, with respect to Securities other than Selling Shareholder Shares and Common Stock sold pursuant to the Sales Agreement, that a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; and (ii) the Company will have reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock and Preferred Stock as is necessary to provide for any issuance of the shares of Common Stock and Preferred Stock pursuant to the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Registration Statement under the caption “Legal Matters” in the prospectuses included as a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is limited to the Delaware General Corporation Law (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution), the laws of The Commonwealth of Massachusetts and the federal laws of the United States of America. It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose. This opinion is limited to the matters expressly set forth herein. We express no opinion as to the application of or compliance with the securities and Blue Sky laws of any state or the antifraud provisions of any federal or state securities laws. This opinion is given and speaks only as of the date hereof and is limited to our knowledge of the facts and the

Agenus Inc.

December 21, 2012

laws, statutes, rules and regulations, and judicial and administrative interpretations thereof, as currently in effect, and assumes no event will take place in the future which will affect the opinions set forth herein. These are all subject to change, possibly with retroactive effect. We assume no obligation to advise any party of changes of any kind that may hereafter be brought to our attention, even if such changes would affect our opinion, or to update or supplement this opinion after the date hereof.

Very truly yours,

/s/ CHOATE, HALL AND STEWART LLP